                                                                      Exhibit 11
                                    NVR, Inc.
                        Computation of Earnings Per Share
                (amounts in thousands, except per share amounts)

                                            Three Months Ended June 30,          Six Months Ended June 30,
                                            --------------------------           ------------------------
                                               1999            1998               1999               1998
                                               ----            ----               ----               ----

1.   Net income                             $  28,263        $   8,752         $   54,270        $   19,612
                                            =========        =========         ==========        ==========


2.   Average number of shares
     outstanding                               10,606           11,356             10,774            11,376

3.   Shares issuable upon exercise
     of dilutive options, warrants and
     subscriptions outstanding during
     period, based on average market
     price                                      1,921            2,065              1,892             2,055
                                            ---------        -----------       ----------        ----------

4.   Average number of shares and
     share equivalents outstanding
     (2 + 3)                                   12,527           13,421             12,666            13,431
                                            =========        ===========       ==========        ==========

5.   Basic earnings per share (1/2)         $    2.66        $    0.77         $     5.04        $     1.73
                                            =========        ===========       ==========        ==========

6.   Diluted earnings per share (1/4)       $    2.26    $        0.65         $     4.28     $        1.46
                                            =========        ===========       ==========        ==========

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